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                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS'


We consent to the incorporation by reference in the Registration Statement of Silicon Valley Bancshares on Form S-8 of our report dated January 26, 1994, appearing in the Annual Report on Form 10-K of Silicon Valley Bancshares for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP


/s/ DELOITTE & TOUCHE LLP

San Jose, California
June 3, 1996